Exhibit 23.1

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We have issued our report dated April 27, 2017, with respect to the June 30, 2016 and June 30, 2015 combined carve out financial statements of the Consulting Businesses of the InfoTrellis Group of Companies included in the Current Report of Mastech Digital, Inc. on Form 8-K filed on September 27, 2017. We consent to the incorporation by reference of said report in the Registration Statement of Mastech Digital, Inc. on Form S-8 (File No. 333-212413).

/s/ GRANT THORNTON

Markham, Canada	Chartered Professional Accountants
September 27, 2017	Licensed Public Accountants